Exhibit 99.1

  2019 Fiscal Year Annual Meeting Friday, May 22, 2020 Virtual Presentation

 This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are made in good faith by Southwest Iowa Renewable Energy, LLC (“SIRE,” “us” or “we”) and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language. In connection with these safe-harbor provisions, SIRE has identified in its annual report on Form 10-K, and in its other filings with the SEC, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of our business and the effects of general economic conditions on us. We may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The cautionary statements and risk factors in this disclaimer and our Form 10-K expressly qualify all of SIRE’s forward-looking statements in this presentation. The forward-looking statements contained in this presentation are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE unless an update is required by applicable securities laws.  Forward-Looking Statements and Disclaimer

 Business Meeting Agenda   Karol King – Chairman of the Board Call the Meeting to Order - Welcome Introductions Report on Notice of Meeting/Quorum Adjournment of Business Meeting

 Company UpdateMike Jerke – CEO/President

 Voting progress….

 Three components to manage:MarginEfficiencyExpensesKeys: Our core competency is ethanol production along with it’s associated co-products.We must continue to generate value through efficient ethanol production.Evaluation of plant enhancement projects remains focused on ROI and increasing efficiency.Continuous evaluation of revenue diversification is required.  Review….

 Goals and Expectations  The “5-10-20” by FYE 2022 initiative.5% efficiency improvement10% expense reduction 20% production increase and energy reduction

 Metric  FY 2017  FY 2018  FY 2019  YTD 2020  Ethanol Yield (gpb)  2.925  2.945  2.903  2.922  Corn Oil Yield (ppb)  0.848  0.897  0.978  0.988  Ethanol Price ($/gal)  1.44  1.31  1.28  1.34  Corn Cost ($/bu)  3.36  3.41  3.71  3.74  Revenue ($/gal)  1.777  1.683  1.695  1.794  Variable Expense ($/gal)  0.253  0.254  0.246  0.226  Fixed Expense ($/gal)  0.135  0.141  0.121  0.114  Gen & Admin ($/gal)  0.041  0.039  0.038  0.041  EBITDA ($/gal)  0.206  0.086  0.023  0.075

 Annual Production Results5-year Comparison    2015  2016  2017  2018  2019  Ethanol Production  122.7 mg  122.3 mg  124.1 mg  127.9 mg  129.3 mg  Corn Consumed (bu.)  43,008,000  42,891,000  42,430,000  43,432,000  44,533,000  Distillers Sales (tons)  399,730  406,710  369,290  408,650  411,300  Corn Oil Prod. (lbs)  32,721,600  33,906,800  35,985,900  38,976,800  43,548,500  Carbon Dioxide (tons)  79,800  94,400  94,300  100,950  100,600

 Refinanced in November 2019

2019 Financing/Debt

- Term debt negotiation Q4 2019
  - Final payment was set for 9/30/2019.
  - Per terms of our agreement, ICM exercised their put option (Class C shares). ~$11 million

Explored various financing opportunities. Relationship/terms from CoBank remained the most attractive.

  - Opportunity for purchase of Bunge ownership (Class B shares) in Q1 2020. ~$18 million

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future
www.SIREethanol.com

 Capital Expenditures - 2019  Whitefox $5.1 MMDCS Upgrade $0.2 MMTricanter Surge Tank $0.2 MM Total $5.5 MMCapital Expenditures/Upgrades through March 31, 2020Dryer Exhaust Energy Recovery $8.9 MM (~$11.0 total)Locomotive (lease) $0.4 MM (~$0.8 total)

 Financial Summary   Brett Frevert - CFO

 Operational Information    FYE 9/30/17  FYE 9/30/18  FYE 9/30/19  YTD 3/31/20  Gallons Sold (millions)  123.7  127.8  128.0  62.6  Average Price/Gallon  $1.44  $1.31  $1.28  $1.34  Bushels Ground (millions)  42.4  43.4  44.5  21.7  Net Cost of Corn Ground  $142.5  $148.3  $165.3  $81.2  Yield (Ethanol/Bushel)  2.93  2.95  2.90  2.92  Yield (Corn Oil/Bushel)  0.85  0.90  0.98  0.99

 Financial Highlights(millions, except per gallon)    FYE 9/30/17  FYE 9/30/18  FYE 9/30/19  YTD 3/31/20  Revenue  $219.8  215.0  $217.0  $112.4  Cost of Corn  $142.5  $148.3  $165.3  $81.2  Crush Margin / Gallon   $0.64   $0.52  $0.43  $0.47  MEBITDA   $25.29  $9.61  $2.97  $4.76  Net Income    $12.9   $(2.7)  $(8.5)  $(0.9)

 Refinance Comparison  Loan  Original Loan   Modified Loan  Revolver      Amount ($M)  $36.0  $40.0  Maturity ($M annually)  $6.0  November 2024  Interest Rate  Libor +335  Libor +340        Term Loan      Amount ($M)  $30.0  $30.0  Payments ($M)  $1.5 quarterly  $3.75 semiannually        Covenants      Working Capital ($M)  $20.0  $20.0  Distribution Limit  60% Prior Year GAAP Net Income  50% Prior Year GAAP Net Income

 Financial Highlights(millions)    FYE 9/30/17  FYE 9/30/18  FYE 9/30/19  YTD 3/31/20  Bank Debt  $16.1  $18.9  $23.9  $50.4  Bank Debt/Gallon  $0.13  $0.15  $0.18  $0.79  Bank Debt-Repayment   $11.3   $(2.8)  $(5.0)  $26.5  Interest Payments  $1.1  $1.0  $1.0  $0.9

 Financial Highlights(millions, except per unit)    Calendar 12/31/15  Calendar 12/31/16  Calendar 12/31/17  Calendar 12/31/18  Calendar 12/31/19  Cumulative To Date  Distributions  $13.3  $3.3  $4.5  $6.7  $0.0  $28.9  Taxable Income   $9.9  $18.2  $17.6  ($1.0)  ($1.9)  N/A  Tax Loss Carryforward (adj 2019 ICM and Bunge)  $64.1  $45.9  $28.3  $29.3  $20.5  N/A  Tax Loss Carryforward per Unit (adj 2019 ICM and Bunge)  $4,952  $3,587  $2,268  $2,341  $2,236  N/A  Distribution % of Prior Year Taxable Income  23%  33%  25%  38%  0%  N/A

 Quarterly Crush MarginPer Gallon of Ethanol Produced   9/30/18 12/31/18 3/31/19 6/30/19 12/30/19 12/31/19 3/31/20

 LiquidityIn Millions $   9/30/17 9/30/18 9/30/19 3/31/20

   Nick Watson, Ag Stock Specialist

 Industry Update   Mike Jerke – CEO/President

COVID-19

- Immediate impact
  - Futures market
  - Consumers
- ~50% of ethanol production idled
  - April 24th reported that, 75 plants shutdown and 79 plants at reduced capacity.
- Safety of employees
- Capital preservation
- SIREtizer and undenatured sales to support hand sanitizer production.



SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future

COVID-19  Government engagementPhase 1, 2, …3??Post COVID-19Accelerated progression to a more consolidated, smaller ethanol industry.While always important, even greater emphasis on strategic relationships.FinancialOperationalIndustry affiliations/collaboration

    Final Questions and Answers

 Thank you!